SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 28, 2002


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS

     On May 28, 2002, Sonex Research, Inc. (the "Company") posted the following notice to shareholders on its website (www.sonexresearch.com):


                   COMPANY RESPONDS TO DECLINE IN STOCK PRICE;
                      CEO EXPRESSES CONFIDENCE IN PROSPECTS

Annapolis, Maryland
May 28, 2002

To the Shareholders of SONEX RESEARCH, INC. (OTC BB: SONX):

In light of the sudden decline in our stock price at the end of last week, I wanted to inform you that there have been no recent adverse developments at Sonex and that management remains confident in the Company's prospects. In fact, both our CFO, George E. Ponticas, and I acquired more Sonex shares in the Company's most recent private financing at the end of March 2002, and we are continuing to defer payment of significant portions of our current wages to reduce the Company's cash flow requirements.

The Company has high expectations of being awarded a significant contract in the near future for SCS heavy fuel engine development. Feedback to date has been positive on our proposal for conversion of an automotive gasoline engine to operate on diesel-type heavy fuel for application in a large UAV (unmanned aerial vehicle) for the military.

We also believe the prospects are good for a potential subcontract award to Sonex for an effort relating to a vehicular diesel engine application being developed in conjunction with a commercial partner. For its part in this proposed program, Sonex would work on a state-of-the-art, multi-cylinder, automotive diesel engine to apply our SCRI combustion process. A successful result from this proposed government funded program would provide SCRI data on a multi-cylinder diesel engine for presentation to any engine manufacturer without being subject to the confidentiality restrictions that exist in our commercial development programs.

This month the Company engaged the services of a professional investor relations and financial communications firm to develop, implement and maintain an ongoing program to increase the investment community's awareness of Sonex activities. Shortly, we will provide details on this new relationship, including contact information and a website address.

I remain very optimistic about the commercial prospects for the Sonex combustion technologies. The Company will continue to seek the resources and commercial partners necessary to complete development work.

I wish to thank our shareholders for your continued support and patience.


                           Very truly yours,


                           Andrew A. Pouring, D.Eng.
                           Chief Executive Officer

                            **********************

Sonex Research, Inc., a leader in the field of combustion technology, has its SCS technology protected by numerous patents issued and pending worldwide. The Company is pursuing licensing agreements for the marketing, manufacture and sale of diesel truck engine pistons incorporating its patented technology for the reduction of emissions in vehicular direct injected turbocharged diesel engines, and has conducted demonstration and development programs with some of the world's largest diesel engine manufacturers. Other SCS designs are being used to convert small gasoline engines to heavy fuel use for military and commercial applications.


Caution Regarding Forward-Looking Statements

This announcement, as well as all publicly disseminated material about the Company, contains information in the form of "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"). Such statements are based on current expectations, estimates, projections and assumptions by management with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company cautions shareholders, investors and prospective investors about significant factors which, among other things, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements. Shareholders, investors and prospective investors should read this announcement in conjunction with the Company's most recent Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, and other filings with the Securities and Exchange Commission available online in the EDGAR database at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2002

SONEX RESEARCH, INC.
Registrant

/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer